Exhibit 1.1

EXECUTION COPY

INERGY HOLDINGS, L.P.

1,500,000 Common Units

UNDERWRITING AGREEMENT

New York, New York

May 21, 2007

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, NY 10013

The undersigned, Inergy Holdings, L.P., a Delaware limited partnership (the “Partnership”), hereby addresses you as the “Underwriter” and hereby confirms its agreements with the Underwriter as set forth below.

Inergy Holdings GP, LLC, a Delaware limited liability company (“Inergy Holdings GP”), is the sole general partner of the Partnership. As used herein, the Partnership, IPCH Acquisition Corp., a Delaware corporation (“IPCH”), Inergy GP, LLC, a Delaware limited liability company (the “Managing General Partner”), and Inergy Partners, LLC, a Delaware limited liability company (the “Non-Managing General Partner”), are collectively referred to as the “Inergy Entities.”

As used herein, Inergy Sales & Service, Inc., a Delaware corporation, L & L Transportation, LLC, a Delaware limited liability company, Inergy Transportation, LLC, a Delaware limited liability company, Inergy Gas Marketing, LLC, a Delaware limited liability company, Stellar Propane Service, LLC, a Delaware limited liability company, Inergy Stagecoach II, LLC, a Delaware limited liability company, Inergy Storage, Inc., a Delaware corporation, Central New York Oil and Gas Company, L.L.C., a New York limited liability company, and Inergy Midstream LLC, a Delaware limited liability company, are collectively referred to as the “Operating Subs.”

As used herein the Inergy Entities, Inergy, L.P., a Delaware limited partnership (the “MLP”), Inergy Propane, LLC, a Delaware limited liability company (the “Operating Company”) and the Operating Subs are collectively referred to as the “Inergy Companies.”

1. Description of Common Units. The Partnership proposes to issue and sell to the Underwriter 1,500,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). The Partnership further proposes to grant to the Underwriter the right to purchase up to an additional 225,000 Common Units (the “Option Units”) under certain circumstances as provided in Section 3 of this Agreement. The Firm Units and the Option Units are herein sometimes referred to as the “Units” and are more fully described in the Prospectus hereinafter defined.

2. Purchase, Sale and Delivery of Firm Units. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to sell the Firm Units to the Underwriter, and the Underwriter agrees (a) to purchase from the Partnership, at a purchase price of $50.54 per unit, the Firm Units and (b) to purchase from the Partnership any additional number of Option Units which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

Delivery of the Firm Units will be in book-entry form through the facilities of The Depository Trust Company, New York, New York (“DTC”). Delivery of the documents required by Section 6 hereof with respect to the Units shall be made available at or prior to 9:00 a.m., New York City time, on May 25, 2007 at the office of Vinson & Elkins L.L.P., 1001 Fannin Street, 2300 First City Tower, Houston, TX 77002-6760, or at such other place as may be agreed upon between you and the Partnership (the “Place of Closing”), or at such other time and date not later than five full business days thereafter as you and the Partnership may agree, such time and date of payment and delivery being herein called the “Initial Delivery Date.” Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder.

The Partnership will deliver the Firm Units to the Underwriter, against payment of the purchase price therefor in Federal (same day) Funds by wire transfer to an account at the bank specified by the Partnership.

The Partnership will cause its transfer agent to deposit the Firm Units pursuant to the Full Fast Delivery Program of the DTC.

It is understood that the Underwriter proposes to offer the Units to the public upon the terms and conditions set forth in the Prospectus hereinafter defined.

3. Purchase, Sale and Delivery of the Option Units. The Partnership hereby grants an option to the Underwriter to purchase from the Partnership up to 225,000 Option Units on the same terms and conditions as the Firm Units to the extent that the Underwriter sells more than the number of Firm Units in the offering. No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered at the same price as the Firm Units.

The option is exercisable by you at any time, in whole or in part, and from time to time, before the expiration of 30 days from the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereunder when The Nasdaq National Market (the “Nasdaq”) is open for trading), for the purchase of all or part of the Option Units covered thereby, by notice given by you to the Partnership in the manner provided in Section 11 hereof, setting forth the number of Option Units as to which the Underwriter is exercising the option, and the date of delivery of said Option Units, which date shall not be more than five business days after such notice unless otherwise agreed to by the parties.

The allocation of the Option Units may be made as required to eliminate the purchase of fractional Units.

Delivery of the Option Units will be in book-entry form through the facilities of DTC. Delivery of the documents required by Section 6 hereof with respect to the Option Units shall be made at the Place of Closing at or prior to 9:00 a.m., New York City time, on the date designated in the notice given by you as provided above, or at such other time and date as you and the Partnership may agree (which may be the same as the Initial Delivery Date), such time and date of payment and delivery being herein called the “Option Unit Delivery Date.” The Initial Delivery Date and any Option Unit Delivery Date are sometimes each referred to as a “Delivery Date.” Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. On the Option Unit Delivery Date, the Partnership shall provide the Underwriter such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Units as are required to be delivered on the Initial Delivery Date with respect to the Firm Units.

The Partnership will cause its transfer agent to deposit the Option Units pursuant to the Full Fast Delivery Program of the DTC.

4. Representations, Warranties and Agreements of the Partnership. The Partnership represents and warrants to and agrees with the Underwriter that:

(a) Registration Statement/Prospectus. A registration statement (Registration No. 333-136200) on Form S-3 with respect to the Units, including a related Base Prospectus has been prepared by the Partnership pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder (the “1933 Act Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) and has been filed and declared effective by the SEC under the 1933 Act. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, has become effective. The Partnership will file with the SEC a Prospectus (as defined below) in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the 1933 Act and the 1933 Act Rules and Regulations, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Prospectus) as the Partnership has advised you, prior to the Applicable Time, will be included or made therein. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Partnership to the Underwriter. As used in this Agreement:

(i) “Applicable Time” means 5:00 P.M. (New York City time) on the date of this Agreement, which the Underwriter has informed the Partnership is a time prior to the time of the first sale of the Units;

(ii) “Base Prospectus” means the base prospectus included in the Registration Statement at the Applicable Time;

(iii) “Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iv) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the Offering of the Units;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the Base Prospectus together with (A) each Issuer Free Writing Prospectus filed by the Partnership on or before the Applicable Time, and (B) the number of Units and the public offering price for the Units, which are set forth on Schedule I hereto and will be included on the cover page of the Prospectus;

(vi) “Prospectus” means the final prospectus relating to the Units, including the Base Prospectus and any prospectus supplement thereto relating to the Units, as filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including the Base Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to the Registration Statement, the Base Prospectus, the Pricing Disclosure Package or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act. Any reference to any amendment or supplement to the Pricing Disclosure Package or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Pricing Disclosure Package or the Prospectus, as the case may be, and incorporated by reference in the Pricing Disclosure Package or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic or current report of the Partnership filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The SEC has not issued any order preventing or suspending the use of the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Partnership’s knowledge, threatened by the SEC. The SEC has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(b) No Material Misstatements or Omissions in the Registration Statement. On the Effective Date, the Registration Statement complied in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Rules and Regulations; on the Effective Date and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on any Delivery Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 12 hereof.

(c) No Material Misstatements in the Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the SEC, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (and in the case of documents incorporated by reference into the Pricing Disclosure Package or the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d) No Material Misstatements or Omissions in the Pricing Disclosure Package. (i) The Pricing Disclosure Package and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic roadshow when taken together as a whole with the Pricing Disclosure Package, and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Pricing Disclosure Package based upon and in conformity with written information furnished to the Partnership by the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 12 hereof.

(e) Seasoned Issuer and Not an Ineligible Issuer. The Partnership is a “seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Units, and (i) at the time of filing the Registration Statement and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405).

(f) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433),

when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433) does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 12 hereof. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter, except as set forth on Schedule I hereto. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations (it being understood that, as of the date hereof, the Partnership has not retained any Issuer Free Writing Prospectus for the three-year period required thereby).

(g) Other Sales. The Partnership has not sold or issued any Common Units during the six-month period preceding the date of the Prospectus, other than pursuant to acquisitions, employee benefit plans, qualified options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants described in the Pricing Disclosure Package and the Prospectus.

(h) Form S-3. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(i) Formation, Good Standing and Foreign Qualification of Inergy Holdings GP and the Inergy Companies. Each of Inergy Holdings GP and the Inergy Companies has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization with all necessary power and authority to own or lease its properties and to conduct its business in all material respects as described in the Pricing Disclosure Package and the Prospectus. Each of Inergy Holdings GP and the Inergy Companies is duly registered or qualified as a foreign entity for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not have a material adverse effect on the business, financial condition or results of operations of the Inergy Companies, taken as a whole (“Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(j) Ownership of the General Partner Interests in the Partnership. At each Delivery Date, Inergy Holdings GP will be the sole general partner of the Partnership with a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of Inergy Holdings, L.P. dated June 24, 2005 (as the same has been and may be amended or restated at or prior to such Delivery Date, the “Partnership Agreement”); and Inergy Holdings GP owns its non-economic general partner interest free and clear of all liens, encumbrances, security interests, charges or claims.

(k) Capitalization. At the Initial Delivery Date, after giving effect to the offering, the issued and outstanding common units of the Partnership will consist of 20,006,016 Common Units (assuming the Underwriter does not purchase the Option Units). At the Initial Delivery Date, all outstanding Common Units will be duly authorized and validly issued in accordance with the Partnership Agreement and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (“Delaware LP Act”)).

(l) Valid Issuance of Firm Units. At the Initial Delivery Date, there will be issued to the Underwriter the Firm Units (assuming no purchase by the Underwriter of Option Units on the Initial Delivery Date); at the Initial Delivery Date or the Option Unit Delivery Date, as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly and validly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act).

(m) Ownership of the General Partners, IPCH, Operating Company and the Operating Subs. The Partnership owns, directly or indirectly, 100% of the issued shares of capital stock or membership interests, as applicable, in each of the Managing General Partner and the Non-Managing General Partner (collectively, the “General Partners), and IPCH; such shares of capital stock or membership interests have been duly authorized and validly issued in accordance with the organizational agreements governing such entity and are fully paid and non-assessable (except as such non assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) if applicable.); and the Partnership owns such shares of capital stock or membership interests free and clear of all liens, encumbrances, security interests, charges or claims (other than those created by the $25 million Credit Agreement among the Partnership and the Southwest Bank of St. Louis, (the “Term Loan”) and the credit facility between Holdings and Enterprise Bank & Trust (the “Credit Facility”)).

(n) Ownership of the General Partner Interests in the MLP. The General Partners are the sole general partners of the MLP. The Non-Managing General Partner owns an approximate 0.9% general partner interest in the MLP and the Managing General Partner owns a non-economic, managing general partner interest in the MLP; such general partner interests have been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of Inergy, L.P., as amended (the “MLP Partnership Agreement”); and each General Partner owns its general partner interest free and clear of all liens, encumbrances, security interests, charges or claims.

(o) Ownership of Common Units and Incentive Distribution Rights of the MLP. The Partnership owns directly or indirectly 4,706,639 Common Units and all of the Incentive Distribution Rights of the MLP, in each case free and clear of all liens, encumbrances (except restrictions on transferability as described in the Pricing Disclosure Package and the Prospectus), security interests, charges or claims (other than those securing the obligations under the Term Loan and the Credit Facility).

(p) No Other Subsidiaries. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Exhibit 21.1 to the Partnership’s Annual Report on Form 10-K for the most recent fiscal year. Neither Inergy Finance Corporation, a Delaware corporation, nor Inergy Canada Company, a Nova Scotia unlimited liability company, is a significant subsidiary within the meaning of Rule 1-02(w) of Regulation S-X. Neither the Partnership nor any of its subsidiaries own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than as set forth on Exhibit 21.1 to the Partnership’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006. Other than its ownership of its non-economic managing general partner interest in the Partnership, Inergy Holdings GP does not own, and as of each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(q) No Preemptive Rights, Registration Rights or Options. Except as described in the Pricing Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any capital stock or partnership or membership interests of any of the Inergy Entities, in each case pursuant to the partnership agreement or limited liability company agreement of such entity (collectively, the “Organizational Agreements”) or the certificates of limited partnership or formation or incorporation, bylaws and other organizational documents (together with the Organizational Agreements, the “Organizational Documents”) or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Except as waived or with respect to common units being redeemed pursuant to the Purchase Agreement, neither the filing of the Registration Statement nor the Prospectus or the offering, issuance or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership. Except as described in the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase (i) any Common Units or other interests in the Partnership or (ii) any capital stock or partnership or membership interests of any of the other Inergy Entities.

(r) Authority and Authorization. The Partnership has all requisite power and authority to issue, sell and deliver the Units to be sold by it hereunder in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, Pricing Disclosure Package and the Prospectus. At each Delivery Date and Option Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Inergy Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units to be sold by the Partnership hereunder and the consummation of the transactions contemplated by this Agreement and the Common Unit Purchase Agreement dated of even date herewith among the Partnership and each of the holders listed therein (the “Purchase Agreement”), shall have been validly taken.

(s) Due Authorization of the Underwriting Agreement. This Agreement has been validly executed and delivered by the Partnership.

(t) Enforceability of Other Agreements. At each Delivery Date, each of the Organizational Agreements and the Purchase Agreement has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such party, enforceable against such party in accordance with its terms; provided that, with respect to each agreement described in this Section 4(t), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(u) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement, the Purchase Agreement or the consummation of the transactions contemplated hereby or thereby (i) conflicts or will conflict with or constituted, constitutes or will constitute a violation of the Organizational Documents, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Inergy Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Inergy Entities or any of their properties in a proceeding which any of them or their property is a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Inergy Entities, which breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

(v) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Inergy Entities or any of their respective properties is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement, the Purchase Agreement or the consummation by the Inergy Entities of the transactions contemplated by hereby and thereby, except for such consents required under the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act, and the rules and regulations thereunder (the “1934 Act Rules and Regulations”) and state securities or “Blue Sky” laws and applicable rules and regulations under such laws.

(w) No Default. None of the Inergy Entities is (i) in violation of its Organizational Documents, or (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or could materially impair the ability of the Partnership to perform its obligations under this Agreement or the Purchase Agreement. To the knowledge of the Partnership, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Inergy Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(x) Conformity of Securities to Descriptions in the Pricing Disclosure Package and the Prospectus. The Units, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the description thereof contained or incorporated by reference in the Pricing Disclosure Package and the Prospectus.

(y) Independent Registered Public Accounting Firm – Ernst & Young. The accountants, Ernst & Young LLP, who have certified certain audited financial statements contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are an independent registered public accounting firm with respect to the Partnership and Inergy Holdings GP as required by the 1933 Act and the 1933 Act Rules and Regulations.

(z) Financial Statements. The historical financial statements (including the related notes and supporting schedules) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the 1933 Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The summary historical and pro forma financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the selected historical information is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the SEC; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of Inergy Holdings GP, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

(aa) No Material Adverse Change. None of the Inergy Companies has sustained since the date of the latest audited financial statements contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus. Except as disclosed in the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) none of the Inergy Companies has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Inergy Companies, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the Inergy Companies and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or other), partners’ capital, stockholders’ equity, net worth or results of operations of the Inergy Companies.

(bb) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership, threatened, against the Inergy Companies, or to which any of the Inergy Companies is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement which are not adequately disclosed in the Pricing Disclosure Package and the Prospectus, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto that are not described or filed as required by the 1933 Act.

(cc) Title to Properties. At each Delivery Date, each of the Inergy Companies will have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Prospectus as owned by it, free and clear of all liens, claims, security interests, or other encumbrances except those (i) created, arising under or securing the 5-year Credit Agreement dated as of December 17, 2004, by and among the MLP and the lenders therein) (the “MLP Credit Agreement”); (ii) described in the Pricing Disclosure Package and the Prospectus or (iii) that do not materially interfere with the use of such properties taken as a whole as described in the Pricing Disclosure Package and the Prospectus. All real property and buildings held under lease or license by the Partnership or the Operating Subs are held, by the Inergy Entities under valid and subsisting and enforceable leases or licenses with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Pricing Disclosure Package and the Prospectus.

(dd) Permits. At each Delivery Date, each of the Inergy Companies will have such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Inergy Companies will have fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect, subject in each case to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus; and, except as described in the Pricing Disclosure Package and the Prospectus, none of such permits contains any restriction that is materially burdensome to the Inergy Companies taken as a whole.

(ee) Books and Records. The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff) Disclosure Controls. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act), which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the Partnership’s principal executive officer and its principal financial officer by others within those entities, and (ii) are effective in all material respects to perform the functions for which they were established.

(gg) No Deficiency in Disclosure Controls. Based on the evaluation of its disclosure controls and procedures, the Partnership is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls.

(hh) Sarbanes Oxley Act of 2002. There is and has been no failure on the part of the Partnership and, to the Partnership’s knowledge, any of the General Partner’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ii) Tax Returns. Each of the Inergy Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith or (ii) which, if not paid, would not have a Material Adverse Effect.

(jj) Investment Company. None of the Inergy Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds,” none of the Inergy Entities will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(kk) No Environmental Problems. Each of the Inergy Companies (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) has received of all permits required of it under applicable Environmental Laws to conduct its respective businesses, (iii) is in compliance with all terms and conditions of any such permit, and (iv) to the knowledge of the Partnership, does not have any liability in connection with the release into the environment of any Hazardous Materials, except where such noncompliance with Environmental Laws, failure to receive required permits, or failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(ll) No Labor Dispute. No material labor dispute with the employees of the Inergy Companies exists or, to the knowledge of the Partnership, is imminent.

(mm) Insurance. The Inergy Companies maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Inergy Companies has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Delivery Date.

(nn) Litigation. Except as described in the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which any of the Inergy Companies is or may be a party or to which the business or property of any of the Inergy Companies is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Inergy Companies is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Units, or (C) in any manner draw into question the validity of this Agreement or the Purchase Agreement.

(oo) No Distribution of Other Offering Materials. The Partnership has not distributed and, prior to the later to occur of (i) any Delivery Date and (ii) completion of the distribution of the Units, will not distribute, any offering material in connection with the offering, issuance and sale of the Units other than the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(pp) Listing. The Units have been approved for quotation on the Nasdaq, subject only to official notice of issuance.

(qq) Stabilization. None of the Inergy Entities (i) has taken, and none of such persons shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Common Units in violation of any law, rule or regulation or (ii) since the initial filing of the Registration Statement, except as contemplated by this Agreement or the Purchase Agreement, (A) has sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Common Units or (B) has paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Partnership.

(rr) Payments. Neither the Partnership nor any of its subsidiaries nor, to the knowledge of the Inergy Parties, any employee or agent of any of the Inergy Parties has made any payment of funds of the Partnership or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

Any certificate signed by any officer of the Partnership and delivered to you or to counsel for the Underwriter shall be deemed a representation and warranty by the Partnership to the Underwriter as to the matters covered thereby.

5. Additional Covenants.

(a) The Partnership covenants and agrees with the Underwriter that:

(i) The Partnership will timely transmit copies of the Prospectus, and any amendments or supplements thereto, to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

(ii) The Partnership will deliver or make available to the Underwriter, and to counsel for the Underwriter (i) a signed copy of the Registration Statement as originally filed, including copies of exhibits thereto, of any amendments and supplements to the Registration Statement and (ii) a signed copy of each consent and certificate included in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Partnership will deliver to the Underwriter as soon as practicable after the date of this Agreement as many copies of the Prospectus as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act; if there is a post-effective amendment to the Registration Statement that is not effective under the 1933 Act, the Partnership will use its best efforts to cause the post-effective amendment to the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the post-effective amendment to the Registration Statement has become effective; the Partnership will promptly advise the Underwriter of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Prospectus or any Issuer Free Writing Prospectus or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification or registration of the Units for offering, issuance or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Partnership shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Units; and the Partnership will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

(iii) The Partnership will not file any amendment or supplement to the Registration Statement, the Prospectus or Issuer Free Writing Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)) or any Issuer Free Writing Prospectus, of which the Underwriter shall not previously have been advised or to which the Underwriter shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment or supplement is required by law; and the Partnership will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement, the Prospectus or Issuer Free Writing Prospectus becomes effective or when any supplement to the Prospectus has been filed.

(iv) During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by the Underwriter or dealer, the Partnership will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, so far as necessary to permit the continuance of sales of or dealing in the Units during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

(v) If, during the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by the Underwriter or dealer, (i) any event relating to or affecting the Partnership or of which the Partnership shall be advised in writing by the Underwriter shall occur as a result of which, in the opinion of the Partnership or the counsel for the Underwriter, the Prospectus or any Issuer Free Writing Prospectus, as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Partnership will forthwith at its expense prepare and file with the SEC, and furnish to the Underwriter a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

(vi) During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by the Underwriter or dealer, the Partnership will furnish such proper information as may be lawfully required and otherwise cooperate with you in qualifying the Units for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriter may reasonably designate and will file and make such statements or reports as are or may be reasonably necessary; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

(vii) In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Partnership will make generally available to its security holders an earning statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

(viii) The Partnership will furnish or make available to its security holders annual reports containing financial statements audited by an independent registered public accounting firm and furnish or make available quarterly reports containing financial statements and financial information which may be unaudited. The Partnership will, for a period of two years from the Delivery Date, furnish or make available to the Underwriter a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Units or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the 1933 Act or the 1934 Act. Any report, document or other information required to be furnished under this paragraph (h) shall be furnished or made available as soon as practicable after such report, document or information becomes publicly available.

(ix) The Inergy Entities will not, for a period of 90 days from the date of the Prospectus, directly or indirectly, (i) offer for sale, sell, pledge, announce the intention to sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or units of the MLP held by them or securities convertible into, or exchangeable for Common Units or units of the MLP held by them, or sell or grant options, rights or warrants with respect to any Common Units or units of the MLP held by them or securities convertible into or exchangeable for Common Units or units of the MLP held by them, or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units or units of the MLP, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or units of the MLP held by them or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or units of the MLP or securities convertible, exercisable or exchangeable into Common Units or units of the MLP (other than any registration statement on Form S-8 or as otherwise excepted from this lock-up provision) or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter, in each case without the prior written consent of the Underwriter; provided, however, that the foregoing restrictions do not apply to (a) issuances of Common Units or units of the MLP pursuant to any existing employee benefit plans or (b) issuances of Common Units or units of the MLP directly to a seller of a business as part of the purchase price or a private placement in connection with acquisitions and capital improvements that increase cash flow from operations on a per unit basis. In the event that (i) during the last 17 days of the 90-day period described in the preceding sentence, the Partnership issues an earnings release or announces a material news or a material event or (ii) prior to the expiration of such 90-day period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the restrictions described in the preceding sentence will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event. Each executive officer and director of the Partnership shall furnish to the Underwriter, at or prior to the Delivery Date, a letter or letters, substantially in the form of Exhibit B hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of the Underwriter.

(x) The Partnership will apply the proceeds from the sale of the Units sold by it as set forth in the description under “Use of Proceeds” in the Prospectus.

(xi) The Partnership will promptly provide you with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Units under the 1933 Act.

(xii) The Partnership will use its reasonable best efforts to obtain approval for, and maintain the quotation of the Units on, the Nasdaq.

(xiii) The Partnership agrees that, unless it has obtained or will obtain the prior written consent of the Underwriter, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the SEC or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule I hereto and any electronic road show. The Partnership agrees that it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Issuer Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(xiv) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Pricing Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Partnership will (i) notify promptly the Underwriter so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Pricing Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(b) The Underwriter covenants and agrees with the Partnership that:

The Underwriter agrees with the Partnership that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the SEC or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule I hereto, any electronic road show constituting a free writing prospectus under Rule 433 or any free writing prospectus filed by the Partnership with the SEC prior to the use of such free writing prospectus.

6. Conditions of Underwriter’s Obligations. The obligation of the Underwriter to purchase and pay for the Units, as provided herein, shall be subject to the accuracy when made and on each Delivery Date, of the representations and warranties of the Partnership contained herein, to the performance by the Partnership of their covenants and obligations hereunder, and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or, with your consent, at a later date and time, not later than 1:00 p.m., New York City time, on the first business day following the date hereof, or at such later date and time as may be approved by the Underwriter; if the Partnership has elected to rely on Rule 462(b) under the 1933 Act, the Abbreviated Registration Statement shall have become effective not later than the time specified by Rule 462(b). All filings required by Rule 424 and Rule 430A of the 1933 Act Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Partnership or the Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter.

(b) No Underwriter shall have advised the Partnership on or prior to the Delivery Date (and, if applicable, the Option Unit Delivery Date), that the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriter, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) On each Delivery Date, you shall have received the opinion of Vinson & Elkins L.L.P., counsel for the Partnership, addressed to you and dated the Delivery Date, to the effect that:

(i) Each of Inergy Holdings GP and the Inergy Companies has been duly formed and is validly existing in good standing under its jurisdiction of formation with all necessary power and authority to own or lease its properties and to conduct its business in all material respects as described in the Pricing Disclosure Package and the Prospectus. Each of Inergy Holdings GP and the Inergy Companies is duly registered or qualified as a foreign entity for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

(ii) Inergy Holdings GP is the sole general partner of the Partnership and owns a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and Inergy Holdings GP owns its general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (except as otherwise described in the Prospectus) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Inergy Holdings GP as a debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(iii) All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act).

(iv) The Units and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); and the Units will be the only limited partner interests of the Partnership issued and outstanding at the Delivery Date.

(v) The Partnership owns, directly or indirectly, 100% of the issued shares of capital stock or membership interests, as applicable, in each of the General Partners, IPCH, Operating Company and the Operating Subs; such shares of capital stock or membership interests have been duly authorized and validly issued in accordance with the organizational agreements governing such entity and are fully paid and non-assessable (except as such non assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, if applicable); and the Partnership owns such shares of capital stock or membership interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and other than those created by the Term Loan and the Credit Facility.

(vi) The Managing General Partner and the Non-Managing General Partner are the sole general partners of the MLP. The Non-Managing General Partner owns of record an approximate 0.9% general partner interest in the MLP and the Managing General Partner owns of record a non-economic, managing general partner interest in the MLP; such general partner interests have been duly authorized and validly issued in accordance with the MLP Partnership Agreement; and each General Partner owns its general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming either of such General Partners as debtors is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act (other than those securing the obligations under the MLP Credit Agreement).

(vii) Prior to the offering, the Partnership owns of record 4,706,689 common units of the MLP and all of the incentive distribution rights of the MLP, in each case free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming IPCH or the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those securing the obligations under the Term Loan and the Credit Facility.

(viii) To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act.

(ix) To the knowledge of such counsel, except as described in the Pricing Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any partnership interests of the Partnership pursuant to the Partnership Agreement. To such counsel’s knowledge, neither the filing of the Registration Statement or the Prospectus, nor the offering, issuance or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than the Unitholder Agreement and other than rights which have been waived. To such counsel’s knowledge, except as described in the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units; (B) any membership interests in Inergy Holdings GP, or the General Partners or (C) shares of IPCH.

(x) The Partnership has all requisite power and authority to issue, sell and deliver the Units to be sold by it hereunder in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xi) This Agreement has been duly executed and delivered by the Partnership.

(xii) The Purchase Agreement has been duly executed and delivered by the Partnership.

(xiii) Each of the Organizational Agreements has been duly authorized and validly executed and delivered by the parties thereto. Each of the Organizational Agreements constitutes a valid and legally binding agreement of the parties thereto, enforceable against such entity in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xiv) None of the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement or the Purchase Agreement by the Partnership or the consummation by the Partnership of the transactions contemplated hereby or thereby (A) constitutes or will constitute a violation of its

Organizational Documents, (B) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any agreement filed or incorporated by reference as an exhibit to the Registration Statement (excluding the MLP Credit Agreement, the Term Loan or any Organizational Document), (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL or federal law, provided that such counsel need not express an opinion as to federal or state securities laws or anti-fraud laws, or (D) to our knowledge, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Inergy Entities, which breaches, violations, defaults or liens, in the case of clauses (B) or (C) would, individually or in the aggregate, have a Material Adverse Effect.

(xv) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any federal or Delaware court, governmental agency or body having jurisdiction over any of the Inergy Entities is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Purchase Agreement by the Partnership or the consummation by the Partnership of the transactions contemplated hereby or thereby, except for such consents required under the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act, the 1934 Act Rules and Regulations, and state securities or “Blue Sky” laws and applicable rules and regulations under such laws, as to which such counsel need not express any opinion.

(xvi) The statements in the Registration Statement and Prospectus under the caption “Description of the Common Units,” and “Description of the Partnership Securities,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Common Units conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(xvii) The opinion of such counsel that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriter may rely upon such opinion as if it were addressed to them.

(xviii) The Registration Statement was declared effective under the 1933 Act on August 1, 2006; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the SEC; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

(xix) The Registration Statement, on the Effective Date and on the applicable Delivery Date and the Prospectus, when filed with the SEC pursuant to Rule 424(b) and on the applicable Delivery Date (except for the financial statements and the notes and the schedules thereto, and the other financial and accounting data included or incorporated by reference in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations.

(xx) None of the Inergy Entities is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Partnership and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or

(C) the Prospectus, as of its issue date and as of Applicable Time contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement, the Prospectus or the Pricing Disclosure Package, and (ii) representations and warranties included in the exhibits to the Registration Statement.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon representations of the Partnership set forth in this Agreement and upon certificates of officers and employees of Inergy Holdings GP and the Partnership and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the New York Limited Liability Company Law, (D) with respect to the opinions expressed in subparagraphs (i) through (iii) above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Exhibit A to such opinion (each of which shall be dated as of a date not more than fourteen days prior to the Initial Delivery Date and shall be provided to you), and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership may be subject.

(d) On each Delivery Date, you shall have received the opinion of Laura Ozenberger, general counsel for the Partnership, addressed to you and dated the Delivery Date, to the effect that:

(i) Except as described in the Pricing Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests or capital stock in the Inergy Entities pursuant to any agreement or other instrument known to such counsel to which any Inergy Entity is a party or by which any of them may be bound (other than the Organizational Documents of such entity to which such counsel need not opine). To such counsel’s knowledge, neither the filing of the Registration Statement or the Prospectus nor the offering, issuance or sale of the Units as contemplated by this Agreement give rise to any rights for or relating to the registration of any Units or other securities of the Partnership, IPCH or the General Partners other than those certain other rights which have been waived. To such counsel’s knowledge, except for options granted pursuant to employee benefits plans, qualified unit option plans or other employee compensations plans, there are no outstanding options or warrants to purchase (A) any Common Units; (B) any membership interests in Inergy Holdings GP or the General Partners; or (C) shares of IPCH.

(ii) None of the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the Partnership, or the consummation by each of them of the transactions contemplated hereby (A) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any agreement, lease or instrument known to such counsel (excluding the MLP Credit Agreement, the Term Loan, the Credit Facility or any Organizational Document and any other agreement filed or incorporated by reference as an exhibit to the Registration Statement, as to which such counsel need not express an opinion) to which any of the Inergy Entities or any of their properties may be bound, or (B) will result, to the knowledge of such counsel, in any violation of any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency having jurisdiction over the Inergy Entities or any of their assets or properties, which breaches, violations, defaults or liens, in the case of clauses (A) or (B) would, individually or in the aggregate, have a Material Adverse Effect; provided, however, that such counsel need express no opinion with respect to compliance with any state securities or federal or state antifraud law except as otherwise specifically stated in the opinion of such counsel and such opinion with respect to federal law assumes that the Underwriter has complied with the covenant set forth in Section 5(b) of this Agreement.

(iii) Except as described in the Pricing Disclosure Package and the Prospectus, to the knowledge of such counsel, there is no litigation, proceeding or governmental investigation pending or threatened against any of the Inergy Companies or to which any of the

Inergy Companies is a party or to which any of their respective properties is subject, which, if adversely determined to such Inergy Companies, is reasonably likely to have a Material Adverse Effect.

In addition, such counsel shall state that she has participated in conferences with officers and other representatives of the Partnership and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that

(A) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or

(C) the Prospectus, as of its issue date and as of Applicable Time contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement, the Prospectus or the Pricing Disclosure Package, and (ii) representations and warranties included in the exhibits to the Registration Statement.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon representations of the Partnership set forth in this Agreement and upon certificates of officers and employees of Inergy Holdings GP and the Partnership and upon information obtained from public officials, (B) assume that all documents submitted to her as originals are authentic, that all copies submitted to her conform to the originals thereof, and that the signatures on all documents examined by her are genuine, (C) state that her opinion is limited to the laws of the State of Missouri, and (D) state that she expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the other Inergy Entities may be subject.

(e) On each Delivery Date, you shall have received the opinion of Michael K. Post, counsel for the Partnership, addressed to you and dated the Delivery Date, to the effect that:

(i) None of the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the Partnership, or the consummation by it of the transactions contemplated hereby constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under the MLP Credit Agreement, the Credit Facility or the Term Loan.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon representations of the Partnership set forth in this Agreement and upon certificates of officers and employees of the Partnership and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (C) state that such counsel’s opinion is limited to the laws of the State of Missouri, and (D) state that such counsel expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the other Inergy Entities may be subject.

(f) You shall have received on each Delivery Date, from Baker Botts L.L.P., counsel to the Underwriter, such opinion or opinions, dated the Delivery Date with respect to such matters as you may reasonably require; and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

(g) At the time of execution of this Agreement and on each Delivery Date, the Underwriter shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the SEC, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) Except as set forth in the Pricing Disclosure Package and the Prospectus, (i) none of the members of the Inergy Entities shall have sustained since the date of the latest audited financial statements included in the Registration Statement and in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which such information is given in the

Registration Statement and the Prospectus (or any amendment or supplement thereto), none of the Inergy Entities shall have incurred any liability or obligation, direct or contingent, or entered in any transactions, and there shall not have been any change in the capital stock or short-term or long-term debt of the Inergy Entities or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Partnership or its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(i) Subsequent to the execution and delivery to this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the Nasdaq shall have been suspended; (ii) trading in any securities of the Partnership on any exchange or in the over-the-counter market shall have been suspended, the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the SEC, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, issuance or sale of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j) You shall have received a certificate, dated each Delivery Date and signed by (x) the President and Chief Executive Officer and (y) the Senior Vice President and Chief Financial Officer of Inergy Holdings GP, in their capacities as such, stating that:

(i) the condition set forth in Section 6(a) has been satisfied;

(ii) they have examined the Registration Statement, the Prospectus, the Pricing Disclosure Package and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering and nothing has come to their attention that would lead them to believe that the Registration Statement, the Prospectus, the Pricing Disclosure Package and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering, as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented and at such Delivery Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Prospectus, the Pricing Disclosure Package and any amendment or supplement thereto which has not been so set forth;

(iv) all representations and warranties made herein by the Partnership are true and correct at such Delivery Date, with the same effect as if made on and as of such Delivery Date, and all agreements herein to be performed or complied with by the Partnership on or prior to such Delivery Date have been duly performed and complied with by the Partnership;

(v) the Partnership has performed all obligations required to be performed by it pursuant to this Agreement;

(vi) the Units have been approved for listing on the Nasdaq upon official notice of issuance; and

(vii) covering such other matters as you may reasonably request.

(k) The Partnership shall not have failed, refused, or been unable, at or prior to each Delivery Date to have performed any agreement on its part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Delivery Date.

(l) The Partnership shall have furnished to you at each Delivery Date such further information, opinions, certificates, letters and documents as you may have reasonably requested.

(m) The Units shall have been approved for listing on the Nasdaq, subject only to official notice of issuance.

(n) You shall have received duly and validly executed letter agreements referred to in Section 5(a)(ix) hereof.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to your counsel, Baker Botts L.L.P. The Partnership will furnish you with such signed and conformed copies of such opinions, certificates, letters and documents as you may request.

If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to each Delivery Date or waived by you in writing, this Agreement may be terminated by you on notice to the Partnership.

7. Indemnification and Contribution.

(a) The Partnership will indemnify and hold harmless the Underwriter, its directors, manager, officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act of the 1934 Act, from and against any losses, damages or liabilities to which the Underwriter may become subject, under the 1933 Act, or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Prospectus or the Pricing Disclosure Statement or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (C) any Blue Sky application or other document prepared or executed by any of the Inergy Entities (or based upon any written information furnished by any of the Inergy Companies); or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Underwriter for any legal or other out-of-pocket expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Partnership); provided, however, that the Partnership shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto, or any Blue Sky Application, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Partnership by you, expressly for use in the preparation thereof, which information consists solely of the information specified in Section 12 hereof.

(b) The Underwriter will indemnify and hold harmless the Partnership, the directors of the General Partner, the respective officers of the General Partner who sign the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act of the 1934 Act from and against any losses, damages or liabilities to which the Partnership may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, the Prospectus or the Pricing Disclosure Statement or in any amendment or supplement thereto or in any amendment or supplement thereto or Blue Sky Application, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or the Pricing Disclosure Statement or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Partnership by you, expressly for use in the preparation thereof , which information consists solely of the information specified in Section 12 hereof, and will reimburse the Partnership for any legal or other expenses incurred by the Partnership in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Underwriter).

(c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, other than one local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand, and the Underwriter on the other hand, from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Partnership on the one hand, and the Underwriter, on the other hand in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Partnership on the one hand and the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault, as applicable, of the Partnership, on the one hand and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership on the one hand, or the Underwriter, on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Partnership under this Section 7 shall be in addition to any liability that the Partnership may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls the Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriter under this Section 7 shall be in addition to any liability that the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership and Inergy Holdings GP who signed the Registration Statement and to each person, if any, who controls the Partnership within the meaning of the 1933 Act.

8. Representations and Agreements to Survive Delivery. The respective representations, warranties, agreements and statements of the Partnership, and the Underwriter, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, the Partnership or any of their officers, directors or any controlling persons and shall survive delivery of and payment for the Units hereunder.

9. Termination.

(a) This Agreement may be terminated by you at any time at or prior to the Initial Delivery Date by notice to the Partnership if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Initial Delivery Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 9 hereof.

(b) This Agreement also may be terminated by you, by notice to the Partnership, as to any obligation of the Underwriter to purchase the Option Units, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to the Option Unit Delivery Date.

If you terminate this Agreement as provided in Sections 9(a) or 9(b), you shall notify the Partnership by telephone or telegram, confirmed by letter.

10. Costs and Expenses. The Partnership will bear and pay the costs and expenses incident to the registration of the Units and public offering thereof, including, without limitation, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the Underwriter of the Units, the filing fees of the SEC, the fees and expenses of the Partnership’s counsel and accountants, (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the Pricing Disclosure Package, the Prospectus, each Issuer Free Writing Prospectus and any amendment or supplement thereto and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Agreement Among Underwriter, the Selected Dealer Agreement, Underwriter’s Questionnaires and Blue Sky Memoranda, and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents to the Underwriter, (d) the registration or qualification of the Units for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriter relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) the filing fees of the National Association of Securities Dealers, Inc. (if any), (f) all printing and engraving costs related to preparation of the certificates for the Units, including transfer agent and registrar fees, (g) all fees and expenses relating to the authorization of the Units for trading on the Nasdaq, (h) all travel expenses, including air fare and accommodation expenses, of representatives of the Partnership in connection with the offering of the Units, (i) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants and (j) all of the other costs and expenses incident to the performance by the Partnership of the registration and offering of the Units; provided, that (except as otherwise provided in this Section 10) the Underwriter will bear and pay all of their own costs and expenses, including the fees and expenses of counsel, the Underwriter’s transportation expenses, including airfare and accommodation expenses, and any tombstone or similar advertisement they publish after the offering, costs and expenses incurred by the Underwriter incident to the public offering of the Units.

If this Agreement is terminated by you in accordance with the provisions of Section 10 (other than pursuant to Section 6(i)), the Partnership shall reimburse the Underwriter for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriter.

11. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriter shall be mailed, delivered or sent by facsimile transmission to Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attn: General Counsel,, and if sent to the Partnership shall be mailed, delivered or sent by facsimile transmission to the Partnership at Inergy Holdings, L.P., 2 Brush Creek Blvd., Suite 200, Kansas City, Missouri 64112, facsimile number (816) 471-3854, with a copy to Laura Ozenberger, General Counsel, 2 Brush Creek Blvd., Kansas City, Missouri 64112, facsimile number (816) 531-4680.

12. Information Furnished by the Underwriter. The statements set forth in the table on the cover page of the Prospectus, the selling concessions in the third paragraph, and the statements in the ninth, tenth, eleventh, and seventeenth paragraphs under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriter.

13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Partnership and, to the extent provided in Sections 7 and 8, the officers and directors of Inergy Holdings GP and each person who controls the Partnership or the Underwriter and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from the Underwriter shall be construed a successor or assign by reason merely of such purchase.

14. Research Independence. In addition, the Partnership acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of its investment bankers. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by the Underwriter’s investment banking divisions. The Partnership acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

15. No fiduciary duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter, the Partnership acknowledges and agrees that: (i) nothing herein shall create a fiduciary or agency relationship between the Partnership, on the one hand, and the Underwriter, on the other; (ii) the Underwriter are not acting as advisors, expert or otherwise, to the Partnership in connection with this offering, the sale of the Units or any other services the Underwriter may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Partnership, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriter may have to the Partnership shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, you acknowledge that the Underwriter’s may have financial interest in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to you by the Underwriter for the Units and the Underwriter have no obligation to disclose, or account to you for, any of such additional financial interests. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty with respect to the transactions contemplated by this Agreement.

16. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

17. Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

18. Time of Essence. Time shall be of the essence in this Agreement.

19. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.

If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Partnership and the Underwriter.

INERGY HOLDINGS, L.P.

By:	Inergy Holdings GP, LLC
its General Partner

By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger
Vice President, General Counsel and
Secretary

Accepted in New York, New York as of

the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jas Singh
Name:	Jas Singh
Title:	Vice President

EXECUTION COPY

Schedule I

Issuer Free Writing Prospectuses

EXECUTION COPY

Exhibit A

Good Standing and Foreign Qualification

Inergy Holdings, L.P.

Missouri

Inergy Propane, LLC	Inergy GP, LLC
Alabama	Alabama
Arkansas	Indiana
California	Kentucky
Connecticut	Michigan
Florida	Missouri
Georgia	New York
Illinois	North Carolina
Indiana	Ohio
Iowa	Pennsylvania
Kentucky	South Carolina
Maine	Texas
Maryland	West Virginia
Massachusetts
Michigan	Inergy Partners, LLC
Minnesota	Missouri
Mississippi	Mississippi
Missouri	North Carolina
New Hampshire	Texas
New Jersey
New York	Inergy Transportation, LLC
North Carolina	Alabama
North Dakota	Arkansas
Ohio	Georgia
Oklahoma	Indiana
Pennsylvania	Michigan
Rhode Island	Mississippi
South Carolina	New York
Tennessee	Ohio
Texas	Pennsylvania
Vermont	South Carolina
Virginia	Tennessee
West Virginia	Virginia
Wisconsin	West Virginia
Wisconsin

Inergy Sales & Service, Inc.	Inergy, L.P.
Alabama	Missouri
Connecticut
Florida	Stellar Propane Service, LLC
Georgia	Connecticut
Illinois	Florida
Indiana	Georgia
Iowa	Illinois
Kentucky	Indiana
Maine	Iowa
Maryland	Kentucky
Massachusetts	Maine
Michigan	Michigan
Mississippi	New Hampshire
Minnesota	New York
New Hampshire	Ohio
New Jersey	Pennsylvania
New York	Vermont
North Carolina	West Virginia
Ohio	Wisconsin
Oklahoma
Pennsylvania	L & L Transportation, LLC
Rhode Island	Florida
South Carolina	Georgia
Tennessee	Illinois
Texas	Indiana
Vermont	Kentucky
West Virginia	Michigan
Wisconsin	Ohio
Texas
Inergy Midstream, LLC	West Virginia
New York
Inergy Stagecoach II, LLC
Central New York Oil and Gas Company, LLC	Pennsylvania
Pennsylvania

Exhibit A

Exhibit B

FORM OF LOCK-UP LETTER AGREEMENT

May     , 2007

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Dear Sirs:

The undersigned understands that you, as the underwriter (the “Underwriter”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Partnership providing for the purchase by you of common units, each representing a limited partner interest in the Partnership (the “Common Units”), and that the Underwriter proposes to reoffer the Common Units to the public (the “Offering”). Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by you, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, announce the intention to sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of execution of this Lock-up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing in each case without the prior written consent of the Underwriter, for a period of 90 days from the date of the Prospectus. In the event that (i) during the last 17 days of the 90-day period described in the preceding sentence, the Partnership issues an earnings release or announces a material news or a material event or (ii) prior to the expiration of such 90-day period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the restrictions described in the preceding sentence will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

Exhibit B

It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from [his/her] obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the [heirs and personal representatives] (for individuals) [successors and assigns] (for nonnatural persons) of the undersigned.

Yours very truly,

Exhibit B